Exhibit 99.1

Paloma Partners IV Holdings, LLC

and subsidiaries

Consolidated Financial Statements

December 31, 2022 and 2021

C O N T E N T S

- i -

Independent Auditors’ Report

April 6, 2023

To the Members

Paloma Partners IV Holdings, LLC

Houston, Texas

Opinion

We have audited the accompanying financial statements of Paloma Partners IV Holdings, LLC, which comprise the consolidated balance sheets, as of December 31, 2022 and 2021, and the related consolidated statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paloma Partners IV Holdings, LLC as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Paloma Partners IV Holdings, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Paloma Partners IV Holdings, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Paloma Partners IV Holdings, LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Paloma Partners IV Holdings, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Houston, TX

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2022 AND 2021

	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$22,661,479	$14,529,475
Accounts receivable	77,233,722	59,633,207
Prepaid drilling costs	1,654,901	1,655,979
Other	291,585	290,586
Derivative asset	2,602,714	477,031
TOTAL CURRENT ASSETS	104,444,401	76,586,278
OIL AND GAS ASSETS, net	868,891,784	698,750,958
TOTAL ASSETS	$973,336,185	$775,337,236

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$43,280,187	$20,451,622
Revenue payable and accrued expenses	52,920,119	44,817,371
Prepayments	7,119,184	2,995,790
Derivative liability	12,173,518	17,773,242
TOTAL CURRENT LIABILITIES	115,493,008	86,038,025
OTHER LIABILITIES
Long term debt	175,000,000	105,000,000
Asset retirement obligation	6,250,485	4,958,163
Derivative liability	-	3,479,940
TOTAL LIABILITIES	296,743,493	199,476,128
MEMBERS’ EQUITY	676,592,692	575,861,108
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$973,336,185	$775,337,236

The accompanying notes are an integral part of the financial statements.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
OPERATING REVENUE
Crude oil	$199,735,447	$91,045,027
Natural gas	122,830,271	81,726,401
Natural gas liquids	93,150,926	58,552,025
Realized gain (loss) on derivatives	(66,674,101)	(35,407,572)
TOTAL OPERATING REVENUE	349,042,543	195,915,881
OPERATING EXPENSES
Lease operating expense	18,374,861	13,493,806
Processing and other fees	26,241,659	24,259,244
Production taxes	23,858,551	11,362,930
General and administrative	1,878,484	826,591
Overhead reimbursement	10,931,516	7,770,169
Depletion, depreciation and accretion	74,344,466	55,834,255
Geological and geophysical	-	689,326
TOTAL OPERATING EXPENSES	155,629,537	114,236,321
OPERATING INCOME	193,413,006	81,679,560
OTHER INCOME (EXPENSE)
Unrealized gain (loss) on derivatives	11,205,347	(19,038,985)
Realized gain (loss) on sale and disposal of assets	30,000	(45,378,093)
Interest expense	(6,012,677)	(7,996,089)
Other income	2,191,868	139,050
TOTAL OTHER INCOME (EXPENSE)	7,414,538	(72,274,117)
NET INCOME	$200,827,544	$9,405,443

The accompanying notes are an integral part of the financial statements.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	EnCap Energy
	Capital Fund	Macquarie	Paloma
	IX, L.P.	Americas Corp.	Resources, LLC	Total
Members’ equity, January 1, 2021	$537,823,048	$18,266,977	$5,480,046	$561,570,071
Contributions	4,350,000	500,000	150,000	5,000,000
Distributions	(102,557)	(9,115)	(2,734)	(114,406)
Net income	8,338,965	820,367	246,111	9,405,443
Members’ equity, December 31, 2021	550,409,456	19,578,229	5,873,423	575,861,108
Distributions	(89,680,058)	(8,012,232)	(2,403,669)	(100,095,960)
Net income	179,929,596	16,075,343	4,822,602	200,827,544
Members’ equity, December 31, 2022	$640,658,994	$27,641,340	$8,292,356	$676,592,692

The accompanying notes are an integral part of the financial statements.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$200,827,544	$9,405,443
(Gain) loss on sale and disposal of assets	-	45,378,093
Depletion, depreciation and accretion	74,344,466	55,834,255
Unrealized (gain) loss on derivatives	(11,205,347)	19,038,985
Change in operating assets and liabilities:
Accounts receivable	(17,600,515)	(26,289,911)
Other assets	(999)	(170,820)
Accounts payable	22,828,565	13,074,613
Revenue payable and accrued expense	12,226,142	26,769,961
NET CASH PROVIDED BY OPERATING ACTIVITIES:	281,419,856	143,040,619

CASH FLOWS FROM INVESTING ACTIVITIES
Decrease in prepaid drilling costs	1,078	801,566
Acquisition and development of oil and gas properties	(243,192,970)	(69,393,075)
Proceeds from divestiture of oil and gas assets	-	11,054,777
NET CASH USED IN INVESTING ACTIVITIES	(243,191,892)	(57,536,732)

CASH FLOWS FROM FINANCING ACTIVITIES
Member capital contributions	-	5,000,000
Member capital distributions	(100,095,960)	(114,406)
Repayment of loans	70,000,000	(90,500,000)
NET CASH USED IN FINANCING ACTIVITIES	(30,095,960)	(85,614,406)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,132,004	(110,519)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	14,529,475	14,639,994
CASH AND CASH EQUIVALENTS, END OF PERIOD	$22,661,479	$14,529,475
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest	$6,012,677	$7,996,089

The accompanying notes are an integral part of the financial statements.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 1: ORGANIZATION

Paloma Partners IV Holdings, LLC, a Delaware Limited Liability Company, was formed on September 15, 2016. Effective January 1, 2017, the members of Paloma Partners IV, LLC assigned 100% of their membership interests in exchange for a 100% membership interest in Paloma Partners IV Holdings, LLC.

The Company is engaged in the acquisition, exploration, and development of properties for the production of oil and natural gas from underground reservoirs. The Companies’ properties are located primarily in Oklahoma.

As an LLC, the amount of loss at risk for each individual member is limited to the amount of capital contributed to the LLC, and unless otherwise noted, the individual member’s liability for indebtedness of an LLC is limited to the member’s actual capital contribution.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Paloma Partners IV Holdings, LLC and its wholly-owned subsidiaries: Paloma Partners IV, LLC, Paloma Partners IV TMS, LLC (“TMS”), Excalibur Resources, LLC (“EXR”) and Travis Peak Resources, LLC (“TPR”) and its majority owned subsidiary Chickasaw Royalty, LLC (“Chickasaw”) (collectively the “Company”) and have been prepared in accordance with U.S. generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

The financial statements are based on a number of significant estimates, including the oil and gas reserve quantities, which are the basis for the calculations of depletion, amortization, and impairment of oil and gas properties. The reserve quantities are determined by an independent petroleum engineering firm. However, management emphasizes that estimated reserve quantities are inherently imprecise and that estimates of more recent discoveries are more imprecise than those for properties with long production histories. Accordingly, the estimates are expected to change as future information becomes available.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

Investments in highly-liquid securities with original maturities of three months or less are considered to be cash equivalents. As of and during the years ended December 31, 2022 and 2021, the Company maintained cash deposits with financial institutions in excess of the federally insured limits. The Company believes the credit risk in these deposits is minimal.

Receivables

Trade and other receivables are recorded at their outstanding balances adjusted for an allowance for doubtful accounts. The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each debtor. Receivable balances are charged off when they are considered uncollectible by management. Recoveries of receivables previously charged off are recorded as income when received. No allowance for doubtful accounts was considered necessary at December 31, 2022 and 2021.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for oil and natural gas producing activities. Costs to acquire mineral interests in oil and natural gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells, and related asset retirement costs, are capitalized. With respect to amounts paid by the Company for its carry obligation, they are recorded to oil and natural gas properties in cost categories incurred as tangible and intangible drilling costs and completion costs and production equipment and facilities.

Additionally, interest costs are capitalized to oil and natural gas properties during the period that unevaluated leasehold costs and costs of wells in progress are undergoing development and preparation for their intended use until reserves have been identified. Costs to drill exploratory wells that do not find proved reserves are expensed when it is determined that the wells are uneconomical and will not be completed. Geological and geophysical costs and costs of carrying and retaining unproved properties are expensed when incurred.

Capitalized costs of producing oil and natural gas properties, after considering estimated residual salvage values, are depreciated and depleted on a field level (common reservoir) using the unit-of-production method using proved developed oil and natural gas reserves.

Unproved property costs, costs of wells in progress and related capitalized interest costs are excluded from the base subject to depletion until the related costs are considered developed or until proved reserves are found. Oil and natural gas leasehold costs are depleted using the unit-of-production method based on total proved oil and natural gas reserves.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Upon sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resulting gain or loss is recognized in the statement of operations. Upon sale of a partial unit of proved property, the proceeds are credited to accumulated depletion.

Upon sale of an entire interest in an unproved property, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Proved oil and natural gas properties are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, which is generally performed at the field level. Assets are grouped at the lowest level for which there is identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company estimates the future undiscounted cash flows of the affected properties to judge the recoverability of carrying amounts. If the net costs are in excess of the undiscounted future net cash flows then the fair value is determined using the discounted future net cash flows as the new carrying value with any excess net cost recorded as an impairment with a corresponding amount recorded to accumulated depletion, depreciation and amortization. At December 31, 2022 and 2021, no impairment of proved oil and natural gas properties is required.

Unproved oil and natural gas properties are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. The Company had approximately $0 and $6,000,000 of unproved properties as of December 31, 2022 and 2021, respectively. No impairments were recorded during the year ended December 31, 2022 and 2021.

Asset Retirement Obligation

The Company records an asset retirement obligation for the abandonment of oil and natural gas producing properties. The asset retirement obligation is recorded at its estimated fair value on the date that the obligation is incurred and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. Fair value is measured using expected future cash outflows which consider an estimate of the cost to plug and abandon wells (excluding salvage), future inflation rates and is discounted at the credit adjusted risk-free interest rate.

Derivative Instruments and Hedging Activities

The Company uses derivative financial instruments to mitigate the impacts of commodity price fluctuations, protect returns on investments and achieve a more predictable cash flow. FASB ASC, Topic 815, Derivatives and Hedging, (“ASC 815”), requires that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its estimated fair value.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ASC 815 requires that changes in the derivative’s estimated fair value be recognized in earnings unless specific hedge accounting criteria are met, or exemptions for normal purchases and normal sales as permitted by ASC 815 exist. The Company does not designate its derivative financial instruments as hedging instruments and, as a result, recognizes the change in a derivative’s estimated fair value in earnings as a component of other income or expense. The Company’s derivative financial instruments are not held for trading purposes.

Income Taxes

The Company reports as a partnership for federal income tax purposes and its taxable income or loss is passed through to its members and reported on their respective tax returns. Accordingly, no provision for federal income taxes has been recorded in these financial statements.

The Company follows the provisions of the Income Taxes Topic of FASB ASC 740 related to uncertain tax positions. The Company recognized no liability for unrecognized tax benefits and has no tax position as of December 31, 2022 and 2021, for which the ultimate deductibility is highly certain, but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest and penalties related to uncertain tax positions in the statement of operations as interest expense and general and administrative expense, respectively. The Company is open to audit under the statute of limitations from 2019 and beyond.

The Company had no material state income tax expense during the years ended December 31, 2022 and 2021.

Environmental

The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Sales of oil, natural gas and natural gas liquids are recognized at the point control of the product is transferred to the customer. Virtually all of the pricing provisions in the Company’s contracts are tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, the quality of the oil or natural gas and the prevailing supply and demand conditions. As a result, the price of the oil, natural gas and natural gas liquids fluctuates to remain competitive with other available oil, natural gas and natural gas liquids supplies.

Oil sales

The Company’s oil sales contracts are generally structured where it delivers oil to the purchaser at a contractually agreed-upon delivery point at which the purchaser takes custody, title and risk of loss of the product. Under this arrangement, the Company or a third party transports the product to the delivery point and receives a specified index price from the purchaser with no deduction. In this scenario, the Company recognizes revenue when control transfers to the purchaser at the delivery point based on the price received from the purchaser.

Oil revenues are recorded net of any third-party transportation fees and other applicable differentials in the Company’s consolidated statements of operations.

Natural gas and natural gas liquids sales

Under the Company’s natural gas processing contracts, it delivers natural gas to a midstream processing entity at the wellhead, battery facilities or the inlet of the midstream processing entity’s system. The midstream processing entity gathers and processes the natural gas and remits proceeds to the Company for the resulting sales of natural gas liquids and residue gas. In these scenarios, the Company evaluates whether it is the principal or the agent in the transaction. For those contracts where the Company has concluded it is the principal and the ultimate third party is its customer, the Company recognizes revenue on a gross basis, with transportation, gathering, processing, treating and compression fees presented as an expense in its consolidated statements of operations.

In certain natural gas processing agreements, the Company may elect to take its residue gas and/or natural gas liquids in-kind at the tailgate of the midstream entity’s processing plant and subsequently market the product. Through the marketing process, the Company delivers product to the ultimate third-party purchaser at a contractually agreed-upon delivery point and receives a specified index price from the purchaser.

Non-operated crude oil and natural gas sales

The Company’s proportionate share of production from non-operated properties is generally marketed at the discretion of the operators. For non-operated properties, the Company receives a net payment from the operator representing its proportionate share of sales proceeds which is net of costs incurred by the operator, if any. Such non-operated revenues are recognized at the gross amount of proceeds to be received by the Company during the month in which production occurs and it is probable the Company will collect the consideration it is entitled to receive. Proceeds are generally received by the Company within one to two months after the month in which production occurs.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing and asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

●	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

●	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly for substantially the full term of the asset or liability.

●	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

Lease Accounting

Effective January 1, 2022, the Company adopted ASC 842 using the modified retrospective approach whereby the Company recognizes leases on its balance sheet by recording a right-of-use asset and lease liability. The Company applied certain practical expedients that were allowed in the adoption of ASC 842, including not reassessing existing contracts for lease arrangements, not reassessing existing lease classification, and not recording a right-of-use asset or lease liability for leases of twelve months or less.

The adoption did not have a material effect on the Company’s beginning retained earnings or income statement but did have a material impact on the way leases are recorded and presented on the balance sheet and disclosed on the financial statement footnotes.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company evaluates new contracts at inception to determine if the contract conveys the right to control the use of an identified asset for a period of time in exchange for periodic payments. A lease exists if the Company obtains substantially all of the economic benefits of an asset, and the Company has the right to direct the use of that asset. When a lease exists, the Company records a right-of-use asset that represents the right to use the asset over the lease term and a lease liability that represents the obligation to make payments over the lease term. Lease liabilities are recorded at the sum of future lease payments discounted by the collateralized rate the Company could obtain to lease a similar asset over a similar period, and right-of-use asset over a similar period, and right-of-use assets are recorded equal to the corresponding lease liability, plus any prepaid, or direct costs incurred to enter the lease, less the cost of any incentives received from the lessor.

Reclassification

Certain accounts relating to the prior year have been reclassified to conform to the current year presentation with no effect on previously reported net income.

NOTE 3: MEMBERS’ EQUITY

The Company is a Delaware Limited Liability Company formed on September 15, 2016 by EnCap Energy Capital Fund IX, L.P. (“EnCap”), Macquarie Americas Corp. and Paloma Resources, LLC (collectively, the “Members”). Net income (loss) of the Company is allocated to the Members in accordance with the terms set forth in the Limited Liability Company Agreement, as amended. The Company Agreement allows for preferred returns to certain Members until internal rate of return and return of investment hurdles are met. The Members have committed to a maximum of $656,722,320 in contributions to the Company. As of December 31, 2022, a total of $524,972,321 had been contributed by the Members.

NOTE 4: OIL AND GAS PROPERTIES

Oil and gas properties as of December 31, 2022 and 2021 consist of the following:

	2022	2021
Proved oil and gas properties	$1,402,046,001	$1,151,682,114
Unproved properties	-	6,000,000
	1,402,046,001	1,157,682,114
Less: accumulated depreciation, depletion and impairment	(533,154,217)	(458,936,348)

Oil and gas properties, net	$868,891,784	$698,750,958

Depletion for the years ended December 31, 2022 and 2021 was $74,344,466 and $55,271,802.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: OIL AND GAS ASSET DISPOSITIONS

During 2021, the Company sold certain oil and gas properties for proceeds of approximately $11,100,000. The Company recognized a net loss of approximately $45,000,000 on the sale.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company and its subsidiaries have entered into administrative services agreements with certain Members whereby the Members act as the administrative agents of to supervise, administer and manage the business affairs and operations of the Company. All of the Company’s general and administrative expenses were incurred under these collective agreements. During the years ended December 31, 2022 and 2021, the Company incurred expenses under these agreements in the amounts of $10,931,516 and $7,770,169 respectively.

NOTE 7: LONG-TERM DEBT

On October 18, 2017, the Company entered into a Credit Agreement which provides access to loans and letters of credit. Per the terms of the Credit Agreement the initial borrowing base is $50,000,000, subject to semi-annual redeterminations, with an aggregate maximum borrowing base of $500,000,000. As of December 31, 2022, the borrowing base was $400,000,000, while the amount available to the Company was $225,000,000. The Company may request to borrow in the form of ABR loans or Eurodollar loans. ABR loans bear interest at the Alternate Base Rate plus an Applicable Margin. Eurodollar loans bear interest at the Adjusted LIBOR Rate plus the Applicable Margin.

The Applicable Margin ranges between 3% and 4% depending on the Company’s borrowing base utilization and type of the loan. During 2022 and 2021, the interest rate was approximately 5.9% and 3.72%, respectively. Interest is payable in arrears on each interest payment date and termination date, as defined. The Credit Agreement also allows the Company to request letters of credit for itself or any of the Company’s subsidiaries. The loan matures on June 30, 2024 and is secured by substantially all oil and gas assets. The Company is subject to certain financial loan covenants and as of December 31, 2022, the Company believes it is in compliance with these covenants.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8: ASSET RETIREMENT OBLIGATION

The Company has asset retirement obligations associated with its future abandonment of oil and gas properties. Under ASC 410-20, Accounting for Asset Retirement Obligations, obligations associated with the retirement of long-lived assets are recorded when there is a legal obligation to incur such costs.

The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. The following table summarizes the Company’s asset retirement obligation activity.

The following are changes in the asset retirement liability for the year ended December 31, 2022 and 2021:

	2022	2021
Beginning obligation	$4,958,163	$4,395,710
Accretion/Change in Estimate	1,292,322	562,453
Ending obligation	$6,250,485	$4,958,163

NOTE 9: FAIR VALUE MEASUREMENTS

The Company enters into fixed commodity swap contracts to hedge against future crude oil and natural gas prices. These derivative swaps reduce the Company’s exposure to unfavorable changes in crude oil and natural gas prices, which are subject to significant and often volatile fluctuation. The contracts allow the Company to predict with greater certainty the effective prices to be received by the Company.

The following methods and assumptions were used to estimate the fair value of each class of assets listed below:

Derivatives: The fair values of the Company’s derivative instruments are based on a pricing model that uses market data obtained from reputable independent sources and are considered Level 2 inputs, including (a) quoted forward prices for oil and gas, (b) discount rates, (c) volatility factors, and (d) current market and contractual prices, as well as other relevant economic measures. The estimates of fair value are also compared to the values provided by the counterparty for reasonableness and are adjusted for the counterparties’ credit quality for derivative assets and the Company’s credit quality for derivative liabilities. To date, adjustments for credit quality have not had a material impact on the fair market values.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9: FAIR VALUE MEASUREMENTS (Continued)

The following table summarizes the valuation of financial instruments by ASC 820-10 pricing levels as of December 31, 2022:

	Quoted prices in
	active markets for	Other observable	Unobservable	Fair value at
	identical assets	inputs	inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2022
Oil and gas derivatives	$-	$(9,570,804)	$-	$(9,570,804)
Total	$-	$(9,570,804)	$-	$(9,570,804)

The following table summarizes the valuation of financial instruments by ASC 820-10 pricing levels as of December 31, 2021:

	Quoted prices in
	active markets for	Other observable	Unobservable	Fair value at
	identical assets	inputs	inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2021
Oil and gas derivatives	$-	$(20,776,151)	$-	$(20,776,151)
Total	$-	$(20,776,151)	$-	$(20,776,151)

NOTE 10: DERIVATIVE FINANCIAL INSTRUMENTS

In the normal course of business, the Company uses various derivative financial instruments to manage price risk. Related gains and losses due to changes in the derivatives’ fair values are recognized in earnings.

The following positions were outstanding at December 31, 2022:

Commodity	Quantity remaining	Quantity type	Price range	Price index	Contract terms	Estimated fair value
Oil	1,627,304	bbls	$52.50-96.15	WTI	2022-2023	$(4,170,674)
Gas	22,659,908	mmbtu	$2.49-9.14	Henry Hub	2022-2023	$(5,400,130)

At December 31, 2021, the Company’s open positions were as follows:

Commodity	Quantity remaining	Quantity type	Price range	Price index	Contract term	Estimated fair value
Oil	2,481,704	bbls	$36.75-78.90	WTI	2022-2023	$(10,160,681)
Gas	22,668,375	mmbtu	$2.50-4.47	Henry Hub	2022-2023	$(10,615,469)

For the years ended December 31, 2022 and 2021, the Company recognized realized and unrealized gains and (losses) of $(66,674,101) and $11,205,347 and ($35,407,572) and $(19,038,985), respectively.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11: FAIR VALUE OF FINANCIAL INSTRUMENTS

Management has determined that fair value approximates carrying value for cash, accounts receivable, accounts payable, and notes payable given the short-term nature of these instruments.

NOTE 12: COMMITMENTS AND CONTINGENCIES

Gas gathering, processing and purchase agreements

The Company has entered into certain gas gathering, processing and purchase agreements whereby the counterparties will gather, process and/or purchase and resell all gas produced from certain wells. Fees charged will be subject to periodic increases subject to certain ceiling amounts. The agreements are effective up to a term of 10 years and will remain in effect from month to month thereafter unless terminated in accordance with the agreements.

Litigation

From time to time, the Company is involved in various claims and lawsuits, both for and against the Company, arising in the normal course of business. Management believes that any financial responsibility that may be incurred in settlement of such claims and lawsuits would not be material to the Company’s financial position, results of operations, or cash flow.

Environmental Issues

The Company is engaged in crude oil and natural gas exploration and production and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures as they relate to the drilling of crude oil and natural gas wells and the operation thereof. In connection with the acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated.

Should it be determined that a liability exists with respect to any environmental cleanup or restoration, the Company would be responsible for curing such a violation which occurred during the time which the Company owned the property.

As of December 31, 2022 and 2021, no claim has been made, nor are we aware of any liability that exists, which would be material to the financial statements, as it relates to any environmental cleanup, restoration, or the violation of any rules or regulations relating thereto.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13: TMS AND CHICKASAW

The following is a summary of the financial statement balances for the consolidated subsidiaries of TMS and Chickasaw as of and for the year ended December 31, 2022:

	TMS	Chickasaw
Total assets	$25,036	$5,833,773
Total liabilities	-	58,939
Total equity	25,036	5,774,834
Revenues	-	3,082,553
Expenses	-	(251,226)
Net operating income	-	2,831,327
Nonrecurring other expense	-	(3,465,585)
Net loss
	$-	$(634,258)

The following is a summary of the financial statement balances for the consolidated subsidiaries of TMS and Chickasaw as of and for the year ended December 31, 2021:

	TMS	Chickasaw
Total assets	$25,036	$6,462,625
Total liabilities	-	-
Total equity	25,036	6,462,625
Revenues	-	1,256,928
Gain on sale		2,207,776
Expenses	-	(362,404)
Net income	$-	$3,102,300

NOTE 14: SUBSEQUENT EVENTS

Subsequent events were evaluated from January 1, 2023 through April 6, 2023, the date the financial statements were available to be issued. No subsequent events were identified requiring additional recognition or disclosure in the accompanying financial statements.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15: SUPPLEMENTARY OIL AND GAS DISCLOSURES (Unaudited)

Supplemental reserve information

The following tables summarize the net ownership interest in the proved crude oil and natural gas reserves, the standardized measure and changes in the standardized measure of discounted future net cash flows of the Company and are based on estimates of proved reserves derived from the reserve reports prepared by independent third-party reserve engineers as of December 31, 2022 and 2021. The standardized measure and changes in the standardized measure presented here exclude income taxes as the tax basis of the Company is not applicable on a going forward basis. The proved oil and gas reserve estimates and other components of the standardized measure were determined in accordance with the authoritative guidance of the Financial Accounting Standards Board and the SEC.

Estimated quantities of crude oil and natural gas reserves

The following table sets forth certain data pertaining to the Company proved, proved developed and proved undeveloped reserves for the year ended December 31, 2022 and 2021.

	Oil	Gas	Liquids	Total
	(MBbl)	(MMCF)	(MBbl)	(MBOE)
2021
Proved Reserves
Beginning balance	17,142	260,613	25,960	86,537
Revision of previous estimates	4,679	63,822	7,594	22,910
Extensions, discoveries and other additions	2,693	32,513	3,391	11,503
Improved recovery	–	–	–	–
Purchase of reserves in-place	1,827	28,584	3,202	9,793
Sale of reserves in-place	(2,079)	(29,408)	(2,255)	(9,236)
Production	(1,559)	(16,534)	(1,700)	(6,015)
Ending balance	22,703	339,590	36,191	115,492
Proved Developed Reserves, December 31	10,354	165,872	17,791	55,790
Proved Undeveloped Reserves, December 31	12,349	173,718	18,400	59,702

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15: SUPPLEMENTARY OIL AND GAS DISCLOSURES (Unaudited) (Continued)

	Oil	Gas	Liquids	Total
	(MBbl)	(MMCF)	(MBbl)	(MBOE)
2022
Proved Reserves
Beginning balance	22,703	339,590	36,191	115,492
Revision of previous estimates	(1,102)	(4,029)	2,050	277
Extensions, discoveries and other additions	2,815	58,535	7,032	19,603
Improved recovery	-	-	-	-
Purchase of reserves in-place	3,728	84,004	10,695	28,424
Sale of reserves in-place	(1,622)	(14,868)	(1,719)	(5,818)
Production	(2,298)	(20,911)	(2,522)	(8,305)
Ending balance	24,225	442,322	51,728	149,673
Proved Developed Reserves, December 31	13,033	201,220	23,111	69,681
Proved Undeveloped Reserves, December 31	11,191	241,101	28,617	79,992

Standardized Measure of Discounted Future Net Cash Flows

The Standardized Measure of Discounted Future Net Cash Flows (excluding income tax expense) relating to proved crude oil and gas reserves is presented below:

	Year Ended	Year Ended
	December 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
	(In thousands)	(In thousands)
Future cash inflows	$6,289,149	$3,154,117
Future production costs	(925,323)	(574,513)
Future development costs	(521,148)	(328,527)
Future net cash flows	4,842,678	2,251,077
Less 10% annual discount to reflect timing of cash flows	(2,508,697)	(1,202,933)
Standard measure of discounted net cash flows	$2,333,981	$1,048,144

The Standardized Measure of Discounted Future Net Cash Flows (discounted at 10%) from production of proved reserves was developed as follows:

1.	An estimate was made of the quantity of proved reserves and the future periods in which they are expected to be produced based on year-end economic conditions.

2.	In accordance with SEC guidelines, the engineers’ estimates of future net revenues from proved properties and the present value thereof for 2022 and 2021 and subsequent periods are made using the twelve-month average of the first-day-of-the-month reference prices as adjusted for location and quality differentials. These prices are held constant throughout the life of the properties, except where such guidelines permit alternate treatment. The realized sales prices used in the reserve report were $94.14 and $66.55 per barrel of crude oil and $6.357 and $3.598 per MCF of natural gas for 2022 and 2021, respectively.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15: SUPPLEMENTARY OIL AND GAS DISCLOSURES (Unaudited) (Continued)

3.	The future gross revenue streams were reduced by estimated future operating costs and future development and abandonment costs, all of which were based on current costs in effect at December 31, 2022 and 2021 and held constant throughout the life of the properties.

As described in Note 2, these financial statements do not include income tax expense therefore income tax estimates were omitted from the Standardized Measure of Discounted Future Net Cash Flows calculation.

The principal sources of changes in the Standardized Measure of Discounted Future Net Cash Flows for the year ended December 31, 2022 and 2021, are as follows:

	Year Ended December 31, 2022	Year Ended December 31, 2021
	(Unaudited)	(Unaudited)
	(In thousands)	(In thousands)
Standardized measure – beginning of period	$1,048,144	$290,528
Revisions to reserves proved in prior periods:
Net change in sales prices and production costs related to future production	846,653	554,987
Net change in estimated future development costs	(17,327)	4,598
Net change due to revisions in quantity estimates	5,110	215,465
Acquisition of reserves	461,193	75,901
Divestiture of reserves	(43,575)	(9,316)
Previously estimated development costs incurred	79,129	39,187
Net change due to extensions and discoveries, net of estimated future development and production costs	216,960	70,886
Sales of oil and gas produced, net of production costs	(347,242)	(182,207)
Accretion of discount	104,814	29,053
Changes in production rates (timing) and other	(19,878)	(40,938)
Standardized measure – end of period	$2,333,981	$1,048,144